FIRST AMENDMENT
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
SIGNAL GENETICS LLC

This FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of SIGNAL GENETICS LLC, a Delaware limited liability company, is executed as of January 27, 2011, by the sole member of the Board of Managers of the Company (the “Board of Managers”).

PRELIMINARY STATEMENTS

A.           The Members have entered into that certain Amended and Restated Limited Liability Company dated as of January 1, 2011 (the “Agreement”).

B.           Pursuant to Section 12.04 of the Agreement, the Agreement may be amended or modified from time to time only by a written instrument that is adopted by the Board of Managers.

C.           The sole member of the Board of Managers desires to amend the Agreement as provided herein.

AMENDMENT

1.          The third sentence in Section 4.01(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

“As of the date of the this Agreement, 100,000 Class A Units are authorized and 72,500 Class A Units are issued and outstanding, 50,000 Class B Units are authorized and 29,500 Class B Units are issued and outstanding.”

2.          Exhibit A to Agreement is hereby deleted and replaced in its entirety by the Exhibit A attached hereto.

3.          Except as set forth in this Amendment, there are no supplements, amendments, revisions or other modifications to the Agreement. All other terms and conditions of the Agreement are hereby incorporated by reference and shall remain in full force and effect and apply fully to this Amendment.

4.          This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the sole member of the Board of Managers has executed this Amendment as of the date first written above.

By:	/s/ Bennett S. LeBow
Bennett S. LeBow
Manager

EXHIBIT A

Members, Initial Capital Accounts and Units

	Initial Capital	Number and
Name and Address	Account	Class of Units
LeBow Alpha LLLP c/o BSL Capital 667 Madison Avenue 14th Floor New York, NY 10065	$2,000,000	72,500 Class A

Joe Hernandez	N/A	20,000 Class B

Anthony P. Albino	N/A	7,500 Class B

Greg Richards	N/A	2,000 Class B

Total		102,000

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